Exhibit 99.1

Saflink Announces Sale of Biometric Middleware Technologies

Company Reaches Agreement to Sell SAFsolution and SAFmodule Source Code

KIRKLAND, WA – (March 2, 2007) – Saflink® Corporation (NASDAQ:SFLK), a leading provider of solutions that verify identity, secure access and increase productivity, today announced the sale of SAFsolution and SAFmodule source code to an industry-leading enterprise security solutions provider. According to the terms of the agreement, Saflink received $778,000 in cash and will also receive royalties on sales during the next three years that incorporate the SAFsolution or SAFmodule source code.

The buyer of Saflink’s technologies is a privately-held entity with an established distribution and significant relationships with top-tier, global computer manufacturers. The opportunity includes the ability to bundle SAFsolution and SAFmodule into software that is included on laptops and PCs manufactured by the buyer’s partners and sold to corporate, government and retail customers. Based on current sales projections from the buyer, Saflink believes the royalties could be a multi-million dollar income stream during the next three years. Other terms of the agreement include the buyer taking over Saflink’s current customer base for SAFsolution and SAFmodule.

“We’re very pleased to conclude this agreement and are excited about its positive financial impact to the future of Saflink,” said Steve Oyer, CEO, Saflink. “This transaction confirms our commitment to the strategy of Saflink’s core technology group – to leverage our strong intellectual property portfolio to strategic partners who can monetize our technologies with collaborative business models that are mutually beneficial.”

These biometric middleware products provide enterprise-grade security through a variety of strong authentication methods, including biometrics and smart cards. SAFsolution integrates with Microsoft® Windows® Active Directory® to boost network and workstation authentication security and simplify or eliminate password management. Similarly, SAFmodule™ brings biometric authentication to Novell® eDirectory™ networks by coupling Saflink proven multi- biometric security components with the Novell Modular Authentication Service® (NMAS).

About Saflink

Saflink Corporation offers biometric security solutions and smart card and cryptographic technologies that help protect intellectual property, secure information and eliminate passwords. Saflink technologies provide the basis for identity assurance management solutions that allow administrators to verify the identity of users and control access to computer networks, facilities and applications. Winner of several awards in 2006, Saflink has been recognized by organizations such as Software Magazine’s Software 500 and Access Control & Security Systems. For more information, please visit www.saflink.com or call 800-762-9595.

NOTE: “Saflink” is a registered trademark of Saflink Corporation. All other trademarks and registered trademarks are owned by their respective companies.

This release contains information about our management’s view of our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors. For example, we have not generated any significant sales of our products within the competitive commercial market, including our SAFsolution and SAFmodule products, nor have we demonstrated sales techniques or promotional activities that have proven to be successful on a consistent basis. If the company to whom we sold these software products does not promote the products, our ability to generate royalty revenue may be limited and our business and financial condition could suffer. Other factors include, but are not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products, our ability to compete with competitors and the growth of the security market, and those included in our annual report on Form 10-K, as well as other documents we periodically file with the Securities and Exchange Commission.

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Saflink PRESS CONTACT:

Sterling Communications

Katie James

(206) 388-5764

kjames@sterlingpr.com

INVESTOR RELATIONS CONTACT:

Investor Awareness, Inc.

Tony Schor

(847) 945-2222

tony@investorawareness.com